Exhibit 10.1

CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [***]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.

EXECUTION VERSION
FIRST AMENDMENT
TO THE COLLABORATION AND LICENSE AGREEMENT
This First Amendment to the Collaboration and License Agreement (this “First Amendment”) is entered into and effective as of January 11, 2024 (the “First Amendment Effective Date”), by and between MacroGenics, Inc. (“MacroGenics”), and Gilead Sciences, Inc. (“Gilead”). Each of MacroGenics and Gilead may be referred to herein as a “Party” or together as the “Parties.” Unless otherwise specified or defined herein, any capitalized terms used but not defined in this First Amendment will have the meaning assigned to them in the Collaboration Agreement.

WHEREAS, the Parties are parties to that certain Collaboration and License Agreement, dated as of October 14, 2022 [***] (collectively, the “Collaboration Agreement”); and
WHEREAS, the Parties wish to amend the Collaboration Agreement to provide for the provision of certain Materials Controlled by Gilead to MacroGenics for the performance of activities under the CD123 Development Plan or the Research Plans.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.    The following provision is hereby inserted in the Collaboration Agreement as a new Section 3.1(e) (Gilead Assigned Improvement Know-How License):
(e) Gilead Assigned Improvement Know-How License. Subject to the terms and conditions of this Agreement (including Section 3.5 (Retained Rights)), MacroGenics hereby grants to Gilead a royalty-free, perpetual, irrevocable, exclusive license, [***], under (i) any MacroGenics Licensed Patents that include Valid Claims that specifically claim Gilead Assigned Improvement Know-How to Exploit such Gilead Assigned Improvement Know-How for any purpose outside of this Agreement (which, for clarity, shall exclude any Exploitation of Licensed Molecules or Licensed Products, the MacroGenics Platform or any MacroGenics Licensed Technology) and (ii) any Know-How conceived or reduced to practice by MacroGenics or Gilead in the course of conducting activities under this Agreement that constitutes an improvement, modification or enhancement of any Materials provided by Gilead pursuant to Section 3.9 (Materials Transfer) and all Patents that Cover such Know-How solely to Exploit such Materials outside of this Agreement (which, for clarity, shall exclude any Exploitation of Licensed Molecules or Licensed Products, the MacroGenics Platform or any MacroGenics Licensed Technology). Notwithstanding any provision to the contrary in this Agreement, Section 3.3(b) (Sublicensing by Gilead) will not apply to sublicenses of the licenses granted under this Section 3.1(e) (Gilead Assigned Improvement Know-How License).

2.    Section 3.9 (Materials Transfer) of the Collaboration Agreement is hereby deleted and replaced in its entirety as follows:

3.9 Materials Transfer. In order to facilitate the activities under, or to confirm any results of, a Program, either Party may provide to the other Party certain biological materials or chemical compounds Controlled by the supplying Party (collectively, “Materials”). Except as otherwise expressly set forth under this Agreement, all such Materials delivered to the other Party will remain the sole property of the supplying Party, will be used only in the performance of activities conducted in accordance with the CD123 Development Plan or applicable Research Plan or to confirm any results of a Program, will not be used or delivered to or for the benefit of any Third

Party without the prior written consent of the supplying Party (except for Permitted Subcontractors performing any activities under the CD123 Development Plan or a Research Plan), and will be used in compliance with Applicable Law and Regulations (including GLP, cGMP, and cGCP, as applicable). Each Party will use the Materials supplied under this Agreement with prudence and appropriate caution in any experimental work as not all of their characteristics may be known. The supplying Party will provide the other Party the most current material safety data sheet for the Materials upon transfer of any Materials. Prior to the supply of any Materials by or on behalf of the supplying Party, the Parties will, upon the supplying Party’s request, enter into a material transfer agreement with respect to such supply in the form attached as Exhibit A. Except as expressly set forth in this Agreement, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

3.    Section 16.1(d) (Gilead Agent Improvement IP) of the Collaboration Agreement is hereby deleted and replaced in its entirety as follows:
(d) Gilead Assigned Improvement IP. Gilead shall own all Know-How, whether patentable or not, conceived or reduced to practice by MacroGenics or Gilead in the course of conducting activities under this Agreement, in each case that (i) [***], which Know-How arises from [***] under this Agreement or (ii) [***] under this Agreement (in each case ((i) and (ii)), “Gilead Assigned Improvement Know-How”), together with all Patents that Cover such Gilead Assigned Improvement Know-How but do not Cover MacroGenics Platform Improvement Know-How or any Licensed Molecule or a Licensed Product (in whole or in part) (“Gilead Assigned Improvement Patents”). MacroGenics shall, and hereby does (and shall cause its Related Parties and its and their respective Representatives to), assign to Gilead all of its and their right, title and interest in and to Gilead Assigned Improvement IP. Upon Gilead’s written request, MacroGenics shall, and shall cause its Related Parties and its and their respective Representatives to, execute and deliver such instruments and do such acts and things as may be necessary under Applicable Laws and Regulations, or as Gilead may reasonably request, to effectuate and confirm the vesting of all right, title and interest in and to the Gilead Assigned Improvement IP in Gilead.

4.    The following provision is hereby inserted in the Collaboration Agreement as a new Section 16.2(a)(vii) (Prosecution of Patents Disclosing Gilead Assigned Improvement Know-How):

(vii)    Prosecution of Patents Disclosing Gilead Assigned Improvement Know-How.

(1)    Notification. Notwithstanding any provision to the contrary in this Agreement, prior to filing any application for any Patent in any jurisdiction that discloses any Gilead Assigned Improvement Know-How, MacroGenics will notify Gilead reasonably in advance of any such anticipated filings, and the Parties will work together to avoid MacroGenics filing any application for any Patent that would constitute prior art that would reasonably be expected to impact Gilead’s ability to file a Patent application disclosing such Gilead Assigned Improvement Know-How. At

Gilead’s request, MacroGenics will reasonably delay any application for any Patent that discloses any Gilead Assigned Improvement Know-How for [***] in order to enable Gilead to first seek patent protection of such Gilead Assigned Improvement Know-How.
(2)    Prosecution. MacroGenics will provide Gilead with a reasonable opportunity, [***] in advance of any relevant deadline, to review and comment on its efforts to prepare, file, prosecute, and maintain any Patent that disclose any Gilead Assigned Improvement Know-How, including by providing Gilead with a copy of all material communications from any patent authority regarding claims of such Patents that specifically claim Gilead Assigned Improvement Know-How, and by providing drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses with respect to such claims of such Patents. In addition, at Gilead’s request, the Parties will, and will cause their Affiliates to, cooperate and implement reasonable patent filing and prosecution strategies (including filing divisionals, continuations or otherwise) so that, to the extent reasonably feasible, the Gilead Assigned Improvement Know-How and the MacroGenics Platform Improvement Know-How are pursued in mutually exclusive patent applications.

5.    Section 18.9(a)(ii) of the Collaboration Agreement is hereby deleted and replaced in its entirety as follows:
(ii) Except for the license granted by MacroGenics to Gilead under Section 3.1(e) (Gilead Assigned Improvement Know-How License), the licenses and sublicenses granted to each Party under this Agreement (or with respect to the Terminated Programs, as applicable), including pursuant to Section 3.1(a) through Section 3.1(d) (Licenses to Gilead) and Section 3.2 (Licenses to MacroGenics), shall terminate and Gilead will cease any and all Exploitation of the Terminated Products as soon as is reasonably practicable under Applicable Laws and Regulations; provided that such licenses will continue as necessary for the Parties to complete the orderly wind-down of their activities under this Agreement in accordance with Applicable Laws and Regulations and as otherwise required in accordance with Section 18.9(a)(iii) (In General) [***];

6.    The defined term “Gilead Agent Improvement IP is hereby deleted and replaced by “Gilead Assigned Improvement IP” in each instance that such term is used in the Collaboration Agreement.

7.    The defined term “Gilead Agent Improvement Know-How” is hereby deleted and replaced by “Gilead Assigned Improvement Know-How” in each instance that such term is used in the Collaboration Agreement.
8.    The defined term “Gilead Agent Improvement Patents” is hereby deleted and replaced by “Gilead Assigned Improvement Patents” in each instance that such term is used in the Collaboration Agreement.

9.    General Provisions. This First Amendment will be deemed to be incorporated into, and made a part of, the Collaboration Agreement, and the Collaboration Agreement and this First Amendment will be read, taken, and construed as one and the same agreement (including with respect to the provisions set forth in Article 19 (Miscellaneous) of the Collaboration Agreement which will, as applicable, be deemed to apply to this First Amendment mutatis mutandis), and the term “Agreement” in the Collaboration Agreement shall be deemed to refer to the Collaboration Agreement as amended by this First Amendment. In the event of any express conflict or inconsistency between this First Amendment, on one hand, and the Collaboration Agreement on the other hand, the terms and conditions of this First Amendment will control. This First

Amendment, together with the Collaboration Agreement, sets forth the complete, final, and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties existing as of the First Amendment Effective Date with respect to the subject matter hereof. Except as expressly set forth in this First Amendment, all terms and conditions of the Collaboration Agreement will remain in full force and effect during the effective period thereof.

[Signature Page Follows]

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be duly executed and delivered by their respective authorized representatives as of the First Amendment Effective Date.

MACROGENICS, INC.	GILEAD SCIENCES, INC.

By: [***]	By: [***]

Name: [***]	Name: [***]

Title: [***]	Title: [***]

[Signature Page to First Amendment to the Collaboration Agreement]

Exhibit A

Form of Material Transfer Agreement
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